Exhibit 99

[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2014 First Quarter Results
Bookings Increase 37% Sequentially to a Record $115 Million

WESTFORD, Mass., April 29, 2014 – Kadant Inc. (NYSE:KAI) reported its financial results for the first quarter ended March 29, 2014.

First Quarter 2014 Financial Highlights

•
GAAP diluted earnings per share (EPS) from continuing operations was $0.45 in the first quarter of 2014, including $0.02 of restructuring costs, compared to $0.47 in the first quarter of 2013. Guidance was $0.38 to $0.40.

•
Bookings were a record $115 million in the first quarter of 2014, including $16 million from acquisitions, compared to $84 million in the fourth quarter of 2013 and $90 million in the first quarter of 2013.

•	Parts and consumables bookings were a record $66 million in the first quarter of 2014, increasing 18% sequentially and 20% compared to the first quarter of 2013.

•	Revenues were $93 million in the first quarter of 2014, including $19 million from acquisitions, compared to $76 million in the first quarter of 2013. Guidance was $94 to $96 million.

•
Gross margins were 45.2% in the first quarter of 2014, compared to 47.3% in the first quarter of 2013. Gross margins in the first quarter of 2014 included a reduction of 180 basis points associated with the amortization of acquired profit in inventory.

•	Net income from continuing operations was $5 million in both the first quarter of 2014 and 2013.

•	Adjusted EBITDA increased 36% to a record $13 million in the first quarter of 2014 compared to $9 million in the first quarter of 2013.

•	Repurchases of common stock were $1.9 million in the first quarter of 2014.

•	Quarterly dividend increased from $0.125 to $0.15 per share in March 2014.

Note: Adjusted EBITDA is a non-GAAP measure that excludes certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures" and in the reconciliation tables below.

Management Commentary

"We started 2014 strong with excellent bookings, solid gross margins, and a 36 percent increase in adjusted EBITDA compared to the first quarter of 2013," said Jonathan W. Painter, president and chief executive officer of Kadant Inc. "Our diluted earnings per share from continuing operations was $0.45 in the first quarter of 2014, which included $0.02 of restructuring costs and $0.13 of expense related to acquired profit in inventory and backlog associated with businesses acquired in 2013.

"Revenues of $93 million in the first quarter of 2014 increased 23 percent compared to the first quarter of 2013, but were slightly below the lower end of our guidance. Our parts and consumables revenues were a record $61 million in the first quarter of 2014, increasing 19 percent compared to the first quarter of 2013.

            "The highlight for the quarter was our record bookings of $115 million in the first quarter of 2014, including $16 million from acquisitions, which increased 37 percent sequentially and 27 percent compared to the first quarter of 2013. Excluding bookings from acquisitions, our bookings in the first quarter of 2014 increased 9 percent compared to the first quarter of 2013 as a result of favorable market conditions, particularly in North America."

First Quarter 2014

Kadant reported revenues of $93.4 million in the first quarter of 2014, an increase of $17.2 million, or 23 percent, compared with $76.2 million in the first quarter of 2013. Revenues for the first quarter of 2014 included $18.9 million from acquisitions and a $0.5 million increase from foreign currency translation compared to the first quarter of 2013. Operating income from continuing operations was $7.6 million in the first quarter of 2014, including $2.0 million of expense related to acquired inventory and backlog and $0.3 million of restructuring costs, compared to $7.4 million in the first quarter of 2013. Adjusted operating income, a non-GAAP measure, was $9.9 million in the first quarter of 2014 compared to $7.4 million in the first quarter of 2013.

Net income from continuing operations was $5.1 million in the first quarter of 2014, or $0.45 per diluted share, compared to $5.3 million, or $0.47 per diluted share, in the first quarter of 2013. Net income from continuing operations in the first quarter of 2014 included a $0.2 million, or $0.02 per diluted share, after-tax restructuring cost.

Guidance

"Our strong bookings in the first quarter of 2014 and expected bookings in the second quarter have put us in a good position for 2014. For the full year, we are increasing our revenue guidance to $410 to $420 million, up from our previous guidance of $405 to $415 million. We are maintaining our GAAP diluted EPS guidance of $2.60 to $2.70 for full year 2014, which includes $0.17 of expense related to acquired inventory and backlog. This diluted EPS guidance also includes additional expense of $0.11 for the year associated with a higher effective tax rate compared to our previous guidance. For the second quarter of 2014, we expect to achieve GAAP diluted EPS from continuing operations of $0.66 to $0.68 on revenues of $104 to $106 million."

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Wednesday, April 30, 2014, at 11 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on "Investors". To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until May 30, 2014.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its Web site at www.kadant.com under the "Investors" section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of foreign currency translation, adjusted operating income, earnings before interest, taxes, depreciation, and amortization (EBITDA) and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

We present increases or decreases in revenues excluding the effect of foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income and adjusted EBITDA exclude pre-tax restructuring costs of $0.3 million and pre-tax expense related to acquired inventory and backlog of $2.0 million in the first quarter of 2014. These items are excluded as they are not indicative of our core operating results and not comparable to other periods, which have differing levels of incremental costs or none at all.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	March 29, 2014	March 30, 2013

Revenues	$93,367	$76,204

Costs and Operating Expenses:
Cost of revenues	51,187	40,178
Selling, general, and administrative expenses	32,482	26,950
Research and development expenses	1,749	1,704
Restructuring costs	328	-
	85,746	68,832

Operating Income	7,621	7,372
Interest Income	222	109
Interest Expense	(306)	(165)

Income from Continuing Operations Before Provision
for Income Taxes	7,537	7,316
Provision for Income Taxes	2,352	1,967

Income from Continuing Operations	5,185	5,349

Loss from Discontinued Operation, Net of Tax	(5)	(29)

Net Income	5,180	5,320

Net Income Attributable to Noncontrolling Interest	(127)	(36)

Net Income Attributable to Kadant	$5,053	$5,284

Amounts Attributable to Kadant:
Income from Continuing Operations	$5,058	$5,313
Loss from Discontinued Operation, Net of Tax	(5)	(29)
Net Income Attributable to Kadant	$5,053	$5,284

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.45	$0.48
Diluted	$0.45	$0.47

Earnings per Share Attributable to Kadant:
Basic	$0.45	$0.47
Diluted	$0.45	$0.47

Weighted Average Shares:
Basic	11,132	11,163

Diluted	11,314	11,267

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	March 29, 2014	March 30, 2013	Increase	Translation (a,b)

Doctoring, Cleaning, & Filtration	$27,009	$25,862	$1,147	$985
Stock-Preparation	26,174	23,002	3,172	2,786
Fluid-Handling	25,001	23,533	1,468	1,514

Papermaking Systems Segment	78,184	72,397	5,787	5,285
Other	15,183	3,807	11,376	11,376

	$93,367	$76,204	$17,163	$16,661

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Product Line	March 29, 2014	Dec. 28, 2013	(Decrease)	Translation (a,b)

Doctoring, Cleaning, & Filtration	$27,009	$30,271	$(3,262)	$(3,249)
Stock-Preparation	26,174	32,382	(6,208)	(6,244)
Fluid-Handling	25,001	24,940	61	122

Papermaking Systems Segment	78,184	87,593	(9,409)	(9,371)
Other	15,183	7,222	7,961	8,531

	$93,367	$94,815	$(1,448)	$(840)

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Revenues by Geography (c)	March 29, 2014	March 30, 2013	(Decrease)	Translation (a,b)

North America	$53,542	$38,878	$14,664	$14,841
Europe	20,489	17,573	2,916	2,218
China	6,695	11,228	(4,533)	(4,722)
South America	6,870	4,191	2,679	2,981
Other	5,771	4,334	1,437	1,343

	$93,367	$76,204	$17,163	$16,661

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase	of Currency
Sequential Revenues by Geography (c)	March 29, 2014	Dec. 28, 2013	(Decrease)	Translation (a,b)

North America	$53,542	$40,534	$13,008	$13,660
Europe	20,489	27,088	(6,599)	(6,792)
China	6,695	12,371	(5,676)	(5,700)
South America	6,870	9,926	(3,056)	(2,849)
Other	5,771	4,896	875	841

	$93,367	$94,815	$(1,448)	$(840)

	Three Months Ended
Business Segment Information	March 29, 2014	March 30, 2013

Gross Profit Margin:
Papermaking Systems	47.5%	46.9%
Other	33.0%	54.7%

	45.2%	47.3%

Operating Income:
Papermaking Systems	$9,410	$9,944
Other	(1,789)	(2,572)

	$7,621	$7,372

Adjusted Operating Income (b):
Papermaking Systems	$9,799	$9,944
Other	161	(2,572)

	$9,960	$7,372

Bookings from Continuing Operations:
Papermaking Systems	$103,966	$85,628
Other	10,739	4,654

	$114,705	$90,282

Capital Expenditures from Continuing Operations:
Papermaking Systems	$517	$1,172
Other	22	6

	$539	$1,178

	Three Months Ended
Cash Flow and Other Data from Continuing Operations	March 29, 2014	March 30, 2013

Cash Provided by Operations	$6,202	$6,981
Depreciation and Amortization Expense	3,045	1,953

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Balance Sheet Data	March 29, 2014	Dec. 28, 2013

Assets
Cash, Cash Equivalents, and Restricted Cash	$57,186	$50,200
Accounts Receivable, net	69,258	70,271
Inventories	61,962	62,805
Unbilled Contract Costs and Fees	1,621	3,679
Other Current Assets	19,417	19,333
Property, Plant and Equipment, net	44,266	44,885
Intangible Assets	45,692	47,850
Goodwill	134,809	131,915
Other Assets	10,687	11,230

	$444,898	$442,168
Liabilities and Stockholders' Equity
Accounts Payable	$26,172	$28,388
Short- and Long-term Debt	42,938	38,635
Other Liabilities	103,734	104,724

Total Liabilities	172,844	171,747
Stockholders' Equity	272,054	270,421

	$444,898	$442,168

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation	March 29, 2014	March 30, 2013

Consolidated
Net Income Attributable to Kadant	$5,053	$5,284
Net Income Attributable to Noncontrolling Interest	127	36
Loss from Discontinued Operation, Net of Tax	5	29
Provision for Income Taxes	2,352	1,967
Interest Expense, net	84	56

Operating Income	7,621	7,372
Restructuring Costs	328	-
Acquired Backlog Amortization (d)	316	-
Acquired Profit in Inventory (e)	1,695	-

Adjusted Operating Income (b)	9,960	7,372
Depreciation and Amortization	2,729	1,953

Adjusted EBITDA (b)	$12,689	$9,325

Papermaking Systems
Operating Income	$9,410	$9,944
Restructuring Costs	328	-
Acquired Profit in Inventory (e)	61	-

Adjusted Operating Income (b)	9,799	9,944
Depreciation and Amortization	1,961	1,835

Adjusted EBITDA (b)	$11,760	$11,779

Corporate and Other
Operating Loss	$(1,789)	$(2,572)
Acquired Backlog Amortization (d)	316	-
Acquired Profit in Inventory (e)	1,634	-

Adjusted Operating Income (Loss) (b)	161	(2,572)
Depreciation and Amortization	768	118

Adjusted EBITDA (b)	$929	$(2,454)

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents intangible amortization expense associated with backlog acquired in 2013.

(e)	Represents expense associated with profit in inventory acquired in 2013.

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About Kadant

Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company's products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenues of $344 million in 2013 and 1,800 employees in 18 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant's annual report on Form 10-K for the year ended December 28, 2013. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales and operation of manufacturing facilities in China; oriented strand board market and levels of residential construction activity; commodity and component price increases or shortages; dependence on certain suppliers; international sales and operations; our acquisition strategy; our internal growth strategy; fluctuations in currency exchange rates; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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